Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2026 with respect to the financial statements of Abundia Global Impact Group, Inc. for the year ended December 31, 2025 included in the Annual Report on Amendment No. 1 to Form 10-K.

/s/ CBIZ CPAs P.C.

Houston, Texas

June 19, 2026